UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 21, 2017, CSX Corporation (“CSX” or the “Company”) approved and commenced a management streamlining and realignment plan that is expected to deliver at least $175 million in annual productivity savings. The management streamlining plan is expected to impact up to 1,000 employees, representing over 20 percent of CSX’s management workforce.

Implementation of this plan is expected to be substantially completed by mid-March 2017 and is projected to result in a pretax charge of at least $160 million related to employee-termination benefits, including expenses for cash severance costs, pension expenses and expenses for acceleration of equity compensation. This streamlining charge will fluctuate depending on final calculation of individual employee benefits. The projected pretax charge includes approximately $90 million of cash expenditures related primarily to one-time severance costs. CSX expects the majority of this charge will be recognized during the first quarter of 2017.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements include the size of the management streamlining plan, the amount and timing of the related charges and the anticipated future productivity savings. Statements regarding future events are based on CSX’s current expectations and are necessarily subject to associated risks related to the completion of the management streamlining plan in the manner anticipated by CSX. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including CSX’s ability to achieve the benefits of the announced management streamlining plan, the time required to successfully implement the management streamlining plan and changes in the assumptions on which the plan is based. For more information related to risks facing CSX, please see “Risk Factors” in Part I, Item 1A of CSX’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 14, 2017 and CSX’s other public filings and press releases. Forward-looking statements speak only as of the date they are made, and CSX undertakes no obligation to update or revise any forward-looking statement. If CSX updates any forward-looking statement, no inference should be drawn that CSX will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by any forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements include, among others: (i) CSX’s success in implementing its financial and operational initiatives; (ii) changes in domestic or international economic, political or business conditions, including those affecting the transportation industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; (v) the outcome of claims and litigation involving or affecting CSX; (vi) natural events such as severe weather conditions or pandemic health crises; and (vii) the inherent uncertainty associated with projecting economic and business conditions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Consistent with its past practices, in February, the Compensation Committee approved and adopted the Company’s new three year long-term incentive program. Specifically, on February 22, the Compensation Committee approved the CSX 2017-2019 Long-Term Incentive Plan (the “2017-2019 Plan”), that seeks to motivate and reward certain employees. The program is comprised of three components—Performance Units, Restricted Stock Units and Stock Options—which account for 50%, 25% and 25% of the awards, respectively. The Performance Units, Restricted Stock Units and Stock Options were awarded as set forth next to each executive’s name in the table below.

Pursuant to the 2017-2019 Plan, the Company awarded Performance Units with potential payouts ranging from zero to 200% of the target awards depending on Company performance against predetermined goals. Performance Units will be paid out, if earned, in the form of shares of CSX common stock in early 2020, after the conclusion of the three-year performance cycle. Payouts for certain executives are subject to downward adjustment by up to 30% based upon total shareholder return relative to specified comparator groups.

Payouts of the Performance Units will be based on the achievement of goals related to Operating Ratio (“OR”) and Return on Assets (“ROA”), with each measure excluding nonrecurring items as disclosed in the Company’s financial statements. The 2017-2019 cycle will measure cumulative OR and average ROA from the beginning of 2017 through the end of 2019. OR and ROA will each comprise 50% of the total payout opportunity for participants and each will be measured independently of the other. OR is defined as operating expense divided by operating revenue. ROA will be calculated using tax-adjusted operating income divided by net property, which is defined as gross property less accumulated depreciation.

Pursuant to the 2017-2019 Plan, Restricted Stock Units and Stock Options generally will vest on February 22, 2020. The Restricted Stock Units will be settled by delivery of a number of shares of CSX common stock equal to the number of Restricted Stock Units granted. Unexercised Stock Options will expire on February 22, 2027.

Executive	Performance Units	Restricted Stock Units	Stock Options
Michael J. Ward *	120,903	60,451	266,904
Clarence W. Gooden *	33,584	16,792	74,140
Fredrik J. Eliasson	33,584	16,792	74,140
Frank A. Lonegro	26,867	13,434	59,312
Cindy M. Sanborn	26,867	13,434	59,312
Ellen M. Fitzsimmons	26,867	13,434	59,312

*	As discussed below, the 2017-2019 Plan awards granted to Mr. Ward and Mr. Gooden will be prorated as of May 31, 2018, with performance-based awards remaining subject to satisfaction of pre-established performance goals.

Consistent with past practices, the number of Performance Units and Restricted Stock Units was based on the average closing price of CSX common stock for November 2016, December 2016 and January 2017, which was $37.22. The number of Stock Options was calculated based on the Black-Scholes value of $8.43 which, consistent with past practices, was determined using the average closing price of CSX common stock for November 2016, December 2016 and January 2017, which was $37.22. The exercise price of $48.39 is based on the closing price of CSX common stock on the date of grant. The foregoing description of the awards made pursuant to the 2017-2019 Plan is qualified in its entirety by reference to the 2017-2019 Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by reference.

Also on February 22, 2017, in connection with the previously announced retirements of Mr. Ward and Mr. Gooden, the Compensation Committee determined to permit their unvested 2015-2017, 2016-2018 and 2017-2019 long term incentive plan awards to remain eligible to vest through May 31, 2018, with any performance-based awards remaining subject to satisfaction of pre-established performance goals, so long as each of Mr. Ward and Mr. Gooden agreed to serve in an advisory capacity upon request during the same period and to waive various rights and claims, including the cancelation of their respective change of control agreements with the Company. The foregoing description of the separation agreements does not purport to be complete and is qualified in its entirety by reference to the Separation Agreements of Messrs. Ward and Gooden, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

In connection with the previously announced appointment of Mr. Eliasson as the Company’s President and Chief Sales and Marketing Officer, on February 22, 2017, the Compensation Committee made the following compensation decisions, effective as of February 15, 2017: Mr. Eliasson’s annual base salary was increased to $700,000; his short-term incentive opportunity was increased to 100% of annual base salary; and his target long-term equity incentive award value was increased to $2,500,000.

The Compensation Committee also adopted on February 22, 2017 the Section 16 Officer Severance Benefit Plan (the “Severance Plan”) covering certain executive officers, including Mr. Eliasson, Mr. Lonegro, Ms. Sanborn and Ms. Fitzsimmons. The Severance Plan provides eligible employees with severance payments and benefits in the event that an eligible employee’s employment with the Company or one of the Company’s subsidiaries is terminated on or before February 22, 2018 either (a) involuntarily by the Company for any reason other than “for cause”, or (b) voluntarily by the eligible employee for “good reason.” The severance payments and benefits to be provided, subject to the employee’s execution of a release of claims, are as follows: (1) a lump sum cash payment equal to two times the employee’s then base salary, (2) a lump sum payment of one times the employee’s target bonus for the year of separation, (3) credit for an additional three years of age and two years of service for purposes of calculating the employee’s pension benefit and (4) pro-rata vesting of the employee’s unvested equity awards with any performance-based awards remaining subject to satisfaction of pre-established performance goals. The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the Severance Plan, which is attached to this Current Report on Form 8-K as Exhibit 10.4 and incorporated herein by reference.

Item 9.01. Exhibits.

(d) The following exhibit is being filed as part of this report:

10.1	CSX 2017-2019 Long Term Incentive Plan

10.2	Separation Agreement, effective February 27, 2017, between Michael J. Ward and CSX Corporation

10.3	Separation Agreement, effective February 27, 2017, between Clarence W. Gooden and CSX Corporation

10.4	CSX Section 16 Officer Severance Benefit Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSX CORPORATION

By:	/s/ Ellen M. Fitzsimmons
Name:	Ellen M. Fitzsimmons
Title:	Executive Vice President of Law and Public Affairs, General Counsel and Corporate Secretary

DATE: February 27, 2017

Exhibit Index

Exhibit Number	Title

10.1	CSX 2017-2019 Long Term Incentive Plan

10.2	Separation Agreement, effective February 27, 2017, between Michael J. Ward and CSX Corporation

10.3	Separation Agreement, effective February 27, 2017, between Clarence W. Gooden and CSX Corporation

10.4	CSX Section 16 Officer Severance Benefit Plan